UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2016 (November 1, 2016)

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MEDOVEX CORP.
(Exact name of registrant as specified in its charter)
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Nevada (State or other jurisdictionof incorporation)	001-36763 (CommissionFile Number)	46-3312262 (I.R.S. EmployerIdentification No.)

3279 Hardee Avenue
Atlanta, Georgia 30341
(Address of principal executive offices)
(Zip Code)

(844) 633-6839
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.
 Entry into a Material Definitive Agreement.

On November 1, 2016, Medovex Corp. (the "Company") and Steve Gorlin, a Director and the Co-Chairman of the Board of the Company, entered into a Third Amendment to the Modification Agreement (the “Third Amendment”). The Modification Agreement, originally entered into by the parties on January 25, 2016 (the “Modification Agreement”), was previously amended by an Amendment to the Modification Agreement dated February 16, 2016 (the “First Amendment”) and a Second Amendment to the Modification Agreement dated March 25, 2016 (the “Second Amendment”), as described below.

On November 20, 2015, the Company filed an amendment to the Form 10-Q for the period ended September 30, 2015 related to, inter alia, which disclosed the purchase by Mr. Gorlin from the Company of $2.0 million of the Company's 5.5% Convertible Promissory Notes on November 9, 2015 (the “Note”) (payable $1.0 million on November 9, 2015 and $1.0 million no later than March 1, 2016), and certain warrants dated November 9, 2015 (the “Warrants”) issued to Mr. Gorlin in connection therewith.

On January 25, 2016, the Company filed a Form 8-K related to the Modification Agreement, which provided, inter alia, that (i) the $1.0 million then currently advanced by Mr. Gorlin under the Note would convert at $1.75 per share into an aggregate of 571,429 shares of the Company’s common stock (the “Common Stock”), (ii) Mr. Gorlin would not be required to advance an additional $1.0 million to the Company under the Note, and (iii) Mr. Gorlin would purchase from the Company 571,429 shares of Common Stock at a purchase price of $1.75 per share (resulting in an aggregate purchase price of $1.0 million) on or prior to March 27, 2016 (the “Additional Shares”).

On February 16, 2016, the Company filed a Form 8-K related to the First Amendment, which provided, inter alia, that the number of shares of Common Stock that Mr. Gorlin was to receive upon the conversion of the $1.0 million advanced under the Note be reduced from 571,429 shares to 552,041 shares.  In consideration for reducing the amount of shares of Common Stock that he was to receive, the Company agreed to reduce the exercise price of Mr. Gorlin's 500,000 Warrants from $2.00 per share to $1.825 per share.  In addition, certain anti-dilution provisions in the Warrants that may have allowed for the issuance of additional warrants were eliminated and an absolute floor to the exercise price in the amount of $1.70 per share was added.  The First Amendment was entered into to address certain rules of the NASDAQ Stock Market.

On March 25, 2016, the Company and Mr. Gorlin entered into the Second Amendment in order to (i) extend the date by which Mr. Gorlin would purchase the Additional Shares under the Modification Agreement from March 27, 2016 to November 1, 2016, and (ii) revise the Note to clarify that the $1.0 million in consideration received by the Company under the Note was in the form of $970,000 cash and $30,000 in directors’ fees owed to Mr. Gorlin.

The Third Amendment extends the date by which Mr. Gorlin would purchase the Additional Shares under the Modification Agreement from November 1, 2016 to December 1, 2016.

The foregoing summary of the Note and Warrants is qualified in its entirety by reference to the copies of the instruments included as Exhibits 10.1 and 10.2 to the Company’s Form 10-Q/A filed on November 20, 2015 and incorporated herein by reference. The foregoing summary of the Modification Agreement is qualified in its entirety by reference to the copy of the agreement included as Exhibit 4.1 to the Company’s Form 8-K filed on January 25, 2016 and incorporated herein by reference. The foregoing summary of the First Amendment is qualified in its entirety by reference to the copy of the agreement included as Exhibit 4.1 to the Company’s Form 8-K filed on February 16, 2016 and incorporated herein by reference.

The foregoing summaries of the Second Amendment and the Third Amendment are qualified in their entirety by reference to the copies of the amendments included as Exhibits 4.3 and 4.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.
Financial Statements and Exhibits.

(d)
Exhibits

Exhibit No.
Description

4.3
Second Amendment to the Modification Agreement by and between the Company and Steve Gorlin dated March 25, 2016. Exhibit 4.3 was inadvertently omitted from the Company’s Form 10-K filed with the SEC on April 14, 2016.

4.4
Third Amendment to Modification Agreement by and between the Company and Steve Gorlin dated November 1, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDOVEX CORP.
By:	/s/ Jarrett Gorlin Jarrett Gorlin Chief Executive Officer

Date:
November 4, 2016

EXHIBIT INDEX
TO CURRENT REPORT ON FORM 8-K

Exhibit No.
Description

4.3
Second Amendment to the Modification Agreement by and between the Company and Steve Gorlin dated March 25, 2016. Exhibit 4.3 was inadvertently omitted from the Company’s Form 10-K filed with the SEC on April 14, 2016.

4.4
Third Amendment to Modification Agreement by and between the Company and Steve Gorlin dated November 1, 2016.